UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CALAMOS® INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Calamos Funds

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE TO SHAREHOLDERS

“FUND NAME HERE”

Dear Fellow Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the above-referenced Calamos fund. This matter pertains to an important ongoing initiative which we need to discuss with you and record your response. Please respond no later than September 30, 2025.

It is very important that we speak to you regarding this matter. Please contact our authorized agent toll-free by calling (800) 290-6427 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. and 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below:

INVESTOR PROFILE:

Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible regarding this matter.

Thank you for your time, consideration and investment in the Calamos Funds.

Sincerely,

John P. Calamos Sr.

Trustee and President

This request relates to an ongoing proxy campaign for an investment you own in one or more Calamos Funds, whether held through a bank, broker, or direct with Calamos.

Calamos Funds | 2020 Calamos Court | Naperville, Illinois 60563